STRATEGIC PARTNERS STYLE SPECIFIC FUNDS
                      Three Gateway Center
                       100 Mulberry Street
                    Newark, New Jersey 07102


                                             March 25, 2008


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn.:    Filer Support Unit

     Re:  Strategic Partners Style Specific Funds (the "Funds")
          File No. 811-09439


Ladies and Gentlemen:

          Please find enclosed the Semi-Annual Report on Form N-
SAR for the Funds for the semi-annual period ended January 31, 2008. The Form N-SAR was filed using the EDGAR system.



                                        Very truly yours,



                                        /s/ Jonathan D. Shain
                                        Jonathan D. Shain
                                        Assistant Secretary

Enclosures


     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of March
2008.

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS


Witness:  /s/Louanna P. Lanier                    By:
/s/Jonathan D. Shan
     Louanna P. Lanier                  Jonathan D. Shain
                                   Assistant Secretary